                                                                    EXHIBIT 99.1

      NEW YORK, NY, November 12, 2003 -- Net earnings of Alleghany Corporation (NYSE-Y) in the third quarter of 2003 were $74.9 million, or $10.02 basic earnings per share of common stock, compared with net earnings of $21.7 million, or $2.93 basic earnings per share of common stock, in the third quarter of 2002, John J. Burns, Jr., President and chief executive officer of Alleghany, announced today. Third quarter 2003 net earnings include the results of operations of RSUI Group, Inc., acquired on July 1, 2003 from Royal & Sun Alliance Group plc, and net gains on investment transactions after taxes of $50.6 million, or $6.78 basic earnings per share, primarily reflecting the proceeds from the disposition of approximately 4.4 million shares of common stock of Burlington Northern Santa Fe Corporation. Such disposition generated $119.1 million of aggregate cash proceeds, $87.7 million of which was generated at Alleghany's insurance operating units for the purpose of diversifying their investment portfolios.

      In the first nine months of 2003, Alleghany's net earnings were $88.6 million, or $11.91 basic earnings per share, compared with net earnings of $56.4 million, or $7.56 basic earnings per share, in the first nine months of 2002. The 2003 nine-month results include net gains on investment transactions after taxes of $53.8 million, or $7.23 basic earnings per share, compared with $28.3 million, or $3.80 basic earnings per share, in the corresponding 2002 period.

      Alleghany common stockholders' equity per share at September 30, 2003 was $195.61, an increase from common stockholders' equity per share of $186.16 as of December 31, 2002 (both as adjusted for the stock dividend declared in March
2003).

      Highlights are as follows (in millions, except for shares and per share amounts):




                                                           Three Months Ended                  Nine Months Ended
                                                              September 30                       September 30
                                                         2003              2002              2003              2002
                                                      ----------        ----------        ----------        ----------
Revenues                                              $    354.9        $    143.4        $    637.9        $    443.2
Earnings before income taxes                          $    107.8        $      5.1        $    128.1        $     57.8
    Net  earnings                                     $     74.9        $     21.7        $     88.6        $     56.4
    Basic earnings per
    share of common stock*                            $    10.02        $     2.93        $    11.91        $     7.56
    Diluted  earnings per
    share of common stock*                            $     9.99        $     2.91        $    11.87        $     7.51
Average number of outstanding shares of common
stock*                                                 7,468,549         7,409,912         7,437,907         7,459,691


* Adjusted to reflect the dividend of common stock declared in March 2003.

      The comparative contributions to earnings before taxes made by Alleghany's operating units Alleghany Insurance Holdings (a holding company for Alleghany's property and casualty insurance businesses, consisting principally of RSUI Group, Inc. ("RSUI") and Capitol Transamerica Corporation ("CATA")), and World Minerals (industrial minerals business), as well as by Alleghany's parent company and other operations, were as follows (in millions):


                                       Three Months Ended           Nine Months Ended
                                          September 30                 September 30
                                    ----------------------       ---------------------
                                      2003          2002           2003          2002
                                    --------      --------       --------      -------
Alleghany Insurance Holdings        $   75.0      $  (10.4)      $   82.6      $ (11.4)
World Minerals                           6.9           7.3           18.3         18.0
Corporate activities                    25.9           8.2           27.2         51.2
                                    --------      --------       --------      -------
                                    $  107.8      $    5.1       $  128.1      $  57.8
                                    ========      ========       ========      =======

      On a basic per-share, after-tax basis, the foregoing earnings contributions may be broken down as follows:

                         THREE MONTHS ENDED SEPTEMBER 30

                                                       World         Corporate
2003                                   AIHL           Minerals       Activities        Total
----                                 --------         --------       ----------       --------
Operating income*                    $   2.47         $   0.47        $   0.30        $   3.24
Net gain on investment
  transactions                           4.03               --            2.75            6.78
                                     --------         --------        --------        --------
Net earnings per share               $   6.50         $   0.47        $   3.05        $  10.02
                                     ========         ========        ========        ========
2002
----
Operating income (loss)*             $  (0.49)        $   0.55        $   2.47        $   2.53
Net (loss) gain on
  investment transactions               (0.33)              --            0.73            0.40
                                     --------         --------        --------        --------
Net (loss) earnings per share        $  (0.82)        $   0.55        $   3.20        $   2.93
                                     ========         ========        ========        ========

                         NINE MONTHS ENDED SEPTEMBER 30

                                                       World         Corporate
2003                                   AIHL           Minerals       Activities        Total
----                                 --------         --------       ----------       --------
Operating income*                    $   3.30         $   1.24        $   0.14        $   4.68
Net gain on investment
  transactions                           4.12               --            3.11            7.23
                                     --------         --------        --------        --------
Net earnings per share               $   7.42         $   1.24        $   3.25        $  11.91
                                     ========         ========        ========        ========
2002
----
Operating income (loss)*             $  (0.15)        $   1.28        $   2.64        $   3.76
Net (loss) gain on investment
  transactions                          (0.56)              --            4.36            3.80
                                     --------         --------        --------        --------
Net earnings (loss) per share        $  (0.72)        $   1.28        $   7.00        $   7.56
                                     ========         ========        ========        ========

* Operating income (loss) represents net earnings per share less the net gain or loss on investment transactions taxed at the federal income tax rate.

      Alleghany Insurance Holdings ("AIHL") recorded pre-tax earnings of $75.0 million on revenues of $221.5 million in the third quarter of 2003, compared with a pre-tax loss of $10.4 million on revenues of $32.5 million in the 2002 third quarter. AIHL's 2003 third quarter net earnings include pre-tax investment income of $7.4 million and a realized pre-tax net gain on investment transactions of $46.3 million, compared with pre-tax investment income of $3.6 million and a realized pre-tax net loss on investment transactions of $3.8 million in the corresponding 2002 period. AIHL's 2003 pre-tax investment income reflects a larger invested asset base, principally due to capital contributions by Alleghany and the acquisition of RSUI. AIHL's 2003 pre-tax net gain on investment transactions primarily reflects the disposition of 3.2 million shares of common stock of Burlington Northern Santa Fe for aggregate cash proceeds of $87.7 million for the purpose of diversifying the investment portfolios of the insurance operating units.

      The comparative pre-tax contributions to AIHL's results made by RSUI (since July 1, 2003) and CATA, were as follows (in thousands, except ratios):

                         THREE MONTHS ENDED SEPTEMBER 30

2003                                       RSUI             CATA(1)             TOTAL
----                                     ---------         ---------          ---------
           Gross premiums written        $ 489,868         $  49,519          $ 539,387

              Net premiums earned        $ 135,777         $  32,042          $ 167,819
Loss and loss adjustment expenses           81,645            18,964            100,609
            Underwriting expenses           25,439            14,658             40,097
                                         ---------         ---------          ---------
   Underwriting profit (loss) (2)        $  28,693         $  (1,580)         $  27,113
                                         =========         =========          =========

                   Loss ratio (3)             60.1%             59.2%              59.9%
                Expense ratio (4)             18.8%             45.7%              23.9%
               Combined ratio (5)             78.9%            104.9%              83.8%

2002
----
           Gross premiums written               --         $  37,705          $  37,705

              Net premiums earned               --         $  32,700          $  32,700
Loss and loss adjustment expenses               --            30,192             30,192
            Underwriting expenses               --            12,145             12,145
                                         ---------         ---------          ---------
            Underwriting loss (2)               --         $  (9,637)         $  (9,637)
                                         =========         =========          =========

                   Loss ratio (3)               --              92.3%              92.3%
                Expense ratio (4)               --              37.1%              37.1%
               Combined ratio (5)               --             129.4%             129.4%

                         NINE MONTHS ENDED SEPTEMBER 30

2003                                        RSUI            CATA(1)             TOTAL
----                                     ---------         ---------          ---------
           Gross premiums written        $ 489,868         $ 132,089          $ 621,957

              Net premiums earned        $ 135,777         $  98,982          $ 234,759
Loss and loss adjustment expenses           81,645            58,632            140,277
            Underwriting expenses           25,439            42,941             68,380
                                         ---------         ---------          ---------
   Underwriting profit (loss) (2)        $  28,693         $  (2,591)         $  26,102
                                         =========         =========          =========

                   Loss ratio (3)             60.1%             59.2%              59.8%
                Expense ratio (4)             18.8%             43.4%              29.1%
               Combined ratio (5)             78.9%            102.6%              88.9%

2002
----
           Gross premiums written               --         $ 113,188          $ 113,188

              Net premiums earned               --         $  92,370          $  92,370
Loss and loss adjustment expenses               --            73,419             73,419
            Underwriting expenses               --            32,505             32,505
                                         ---------         ---------          ---------
            Underwriting loss (2)               --         $ (13,554)         $ (13,554)
                                         =========         =========          =========

                   Loss ratio (3)               --              79.5%              79.5%
                Expense ratio (4)               --              35.2%              35.2%
               Combined ratio (5)               --             114.7%             114.7%

(1) Includes the results of Platte River Insurance Company and other insurance operations.

(2) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with generally accepted accounting principles ("GAAP"), and does not include income derived from investments. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, it provides a basis for management to evaluate the underwriting performance of its insurance operating units.

(3) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(4) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

      RSUI's 2003 third quarter gross premiums written include $320.0 million of unearned premiums which were acquired with RSUI in July 2003, as well as $169.9 million of gross premiums written since acquisition, reflecting continued strong markets in its lines of business. In addition, RSUI's third quarter results reflect pre-tax catastrophe losses of approximately $10.0 million due to the East Coast blackout in August 2003 and approximately $4.8 million due to Hurricane Isabel in September 2003.

      CATA's 2003 third quarter results reflect a $3.3 million pre-tax reduction in loss reserves due to better than expected loss emergence in the current year following an independent actuarial review, an increase in gross premiums written due to price increases and increased submission activity in its property and casualty lines of business. CATA's 2003 third quarter results also reflect the recording of additional prior year loss reserve development of $3.4 million pre-tax ($1.4 million of which was pursuant to an arbitration settlement) related to assumed reinsurance treaties written prior to 1980.

      World Minerals recorded pre-tax earnings of $6.9 million in the 2003 third quarter, compared with pre-tax earnings of $7.3 million in the 2002 third quarter, primarily reflecting lower margins due to competitive pricing pressures and increased labor and benefit costs. Revenues in the 2003 third quarter were $67.4 million, compared with $65.6 million in the third quarter of 2002, reflecting the continuing favorable impact of the strengthening of the Euro and the pound sterling against the U.S. dollar.

      As of September 30, 2003 Alleghany beneficially owned approximately 11.6 million shares, or 3.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $335.7 million, or $28.87 per share. The aggregate cost of such shares is approximately $138.1 million, or $11.88 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the third quarter of 2003, Alleghany did not purchase any shares of its common stock. As of September 30, 2003, Alleghany had 7,487,885 shares of common stock outstanding (which includes the stock dividend declared in March 2003).

      As stated previously, Alleghany common stockholders' equity per share at September 30, 2003 was $195.61, an increase from common stockholders' equity per share of $186.16 as of December 31, 2002 (both as adjusted for the stock dividend declared in March 2003).

                                      # # #

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                            THREE MONTHS ENDED SEPTEMBER 30, 2003       THREE MONTHS ENDED SEPTEMBER 30, 2002
                                         ------------------------------------------  -------------------------------------------
                                         ALLEGHANY                                   ALLEGHANY
                                         INSURANCE   WORLD     CORPORATE             INSURANCE   WORLD     CORPORATE
                                         HOLDINGS   MINERALS   ACTIVITIES  COMBINED  HOLDINGS   MINERALS   ACTIVITIES   COMBINED
                                         --------   --------   ----------  --------  --------   --------   ----------   --------
REVENUES

  Net fastener sales                     $      0   $      0   $ 30,559    $ 30,559  $      0   $      0   $ 28,150    $ 28,150
  Interest, dividend and other income       7,359        (54)     3,791      11,096     3,589        613      8,745      12,947
  Net premiums earned                     167,819          0          0     167,819    32,700          0          0      32,700
  Net mineral and filtration sales              0     67,502          0      67,502         0     65,017          0      65,017
  Net gain (loss) on investment
   transactions                            46,275          0     31,599      77,874    (3,755)         0      8,372       4,617
                                         --------   --------   --------    --------  --------   --------   --------    --------

        Total revenues                    221,453     67,448     65,949     354,850    32,534     65,630     45,267     143,431

COSTS AND EXPENSES

  Underwriting expenses                    40,097          0          0      40,097    12,145          0          0      12,145
  Salaries, administrative and other
    operating expenses                      5,780      9,908      7,226      22,914       639     10,256      7,764      18,659
  Loss and loss adjustment expenses       100,609          0          0     100,609    30,192          0          0      30,192
  Cost of goods sold - fasteners                0          0     23,614      23,614         0          0     21,084      21,084
  Cost of  mineral and filtration sales         0     50,174          0      50,174         0     47,467          0      47,467
  Interest expense                              0        451        930       1,381         0        571      1,274       1,845
  Corporate administration                      0          0      8,218       8,218         0          0      6,940       6,940
                                         --------   --------   --------    --------  --------   --------   --------    --------

        Total costs and expenses          146,486     60,533     39,988     247,007    42,976     58,294     37,062     138,332
                                         --------   --------   --------    --------  --------   --------   --------    --------


EARNINGS BEFORE INCOME TAXES             $ 74,967   $  6,915   $ 25,961     107,843  ($10,442)  $  7,336   $  8,205       5,099
                                         ========   ========   ========              ========   ========   ========

INCOME TAXES                                                                 32,973                                     (16,621)
                                                                           --------                                    --------

NET EARNINGS                                                                $74,870                                    $ 21,720
                                                                            =======                                    ========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                            NINE MONTHS ENDED SEPTEMBER 30, 2003         NINE MONTHS ENDED SEPTEMBER 30, 2002
                                         ------------------------------------------  -------------------------------------------
                                         ALLEGHANY                                   ALLEGHANY
                                         INSURANCE   WORLD      CORPORATE            INSURANCE   WORLD     CORPORATE
                                         HOLDINGS   MINERALS   ACTIVITIES  COMBINED  HOLDINGS   MINERALS   ACTIVITIES   COMBINED
                                         --------   --------   ----------  --------  --------   --------   ----------   --------
REVENUES
  Net fastener sales                     $       0  $       0  $  85,804  $  85,804  $       0   $       0  $  85,035  $  85,035
  Interest, dividend and other income       16,569        165     19,453     36,187     10,506         130     22,288     32,924
  Net premiums earned                      234,759          0          0    234,759     92,370           0          0     92,370
  Net mineral and filtration sales               0    198,410          0    198,410          0     189,309          0    189,309
  Net gain (loss) on investment
   transactions                             47,147          0     35,569     82,716     (6,447)          0     50,011     43,564
                                         ---------  ---------  ---------  ---------  ---------   ---------  ---------  ---------

        Total revenues                     298,475    198,575    140,826    637,876     96,429     189,439    157,334    443,202

COSTS AND EXPENSES
  Underwriting expenses                     68,380          0          0     68,380     32,505           0          0     32,505
  Salaries, administrative and other
    operating expenses                       7,257     28,656     24,585     60,498      1,874      30,120     22,376     54,370
  Loss and loss adjustment expenses        140,277          0          0    140,277     73,419           0          0     73,419
  Cost of goods sold - fasteners                 0          0     65,182     65,182          0           0     64,171     64,171
  Cost of  mineral and filtration sales          0    150,295          0    150,295          0     139,849          0    139,849
  Interest expense                               0      1,322      2,805      4,127          0       1,469      3,672      5,141
  Corporate administration                       0          0     21,001     21,001          0           0     15,954     15,954
                                         ---------  ---------  ---------  ---------  ---------   ---------  ---------  ---------

        Total costs and expenses           215,914    180,273    113,573    509,760    107,798     171,438    106,173    385,409
                                         ---------  ---------  ---------  ---------  ---------   ---------  ---------  ---------


EARNINGS BEFORE INCOME TAXES             $  82,561  $  18,302  $  27,253    128,116  ($ 11,369)  $  18,001  $  51,161     57,793
                                         =========  =========  =========             =========   =========  =========

INCOME TAXES                                                                 39,526                                        1,369
                                                                           --------                                    ---------

NET EARNINGS                                                               $ 88,590                                    $  56,424
                                                                           ========                                    =========

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                   (unaudited)
                      (in thousands, except share amounts)


                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           2003            2002
                                                                       -------------   ------------
ASSETS

  Available for sale securities:
        Equity securities                                               $  623,667     $  486,353
        Debt securities                                                    774,783        580,606
  Short-term investments                                                   117,693        237,698
                                                                        ----------     ----------
                                                                         1,516,143      1,304,657

  Cash                                                                     194,962         27,423
  Notes receivable                                                          92,101         92,358
  Insurance and accounts receivable                                        186,991         85,710
  Reinsurance receivables                                                  147,622        147,479
  Deferred acquisition costs                                                54,648         22,547
  Property and equipment - at cost, net of accumulated depreciation        176,322        173,539
  Inventory                                                                 86,744         81,978
  Goodwill and other intangibles, net of amortization                      228,663        112,858
  Other assets                                                             141,801         85,833
                                                                        ----------     ----------
                                                                        $2,825,997     $2,134,382
                                                                        ==========     ==========



LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Current taxes payable                                                 $   34,086     $   28,372
  Losses and loss adjustment expenses                                      338,432        258,471
  Other liabilities                                                        240,820        147,411
  Unearned premiums                                                        452,046         64,115
  Parent company debt                                                       25,000              0
  Subsidiaries' debt                                                       158,947        152,507
  Net deferred tax liability                                               111,986        104,164
                                                                        ----------     ----------
      Total liabilities                                                  1,361,317        755,040
  Common stockholders' equity                                            1,464,680      1,379,342
                                                                        ----------     ----------

                                                                        $2,825,997     $2,134,382
                                                                        ==========     ==========


COMMON SHARES OUTSTANDING  (adjusted for dividends)                      7,487,885      7,409,282
                                                                        ==========     ==========